Exhibit 10.7

EXECUTION COPY

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE
THIS CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made by and between Scott Jordan (“Employee”) and Salarius Pharmaceuticals, Inc. (the “Company”). Employee and the Company may be referred to collectively herein as “Parties” or individually herein as “Party.” Following execution of this Agreement by both of the Parties, this Agreement shall become effective immediately following the expiration of the revocation period described in Section 20 of this Agreement without revocation by Employee (the “Effective Date”).
WHEREAS, Employee is currently employed by the Company;
WHEREAS, Employee and the Company have entered into that certain Amended and Restated Employment Agreement, dated September 10, 2019 (as amended, the “Employment Agreement”);
WHEREAS, Employee and the Company have agreed that employee’s employment with the Company will terminate on April 30, 2020 (the “Separation Date”); and
WHEREAS, the Parties wish to resolve all outstanding claims and disputes between them in an amicable manner.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the Parties acknowledge, it is agreed as follows:
1.In consideration for Employee’s promises in this Agreement, the Company agrees to pay to Employee the severance benefits provided for under the Employment Agreement, which the Parties agree provide for (i) $201,667 (equal to eleven months of Employee’s current base salary) as severance, less all applicable withholdings and deductions, which shall be paid in equal monthly installments in accordance with the Company’s standard payroll practices, beginning on the first regularly scheduled payroll date following the Effective Date until the severance is paid in full (the “Cash Severance Pay”), and (ii) provided Employee elects and pays to continue health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state law equivalent or enrolls in individual marketplace health insurance benefits, reimbursement for the monthly cost of the applicable premiums for Employee and his covered dependents at the Company-paid rate in effect as of the Separation Date, less all applicable withholdings and deductions, until the earlier of (x) the end of the eleven-month period following the Separation Date or (y) the date that Employee becomes covered under another employer group health plan, which such reimbursements shall be paid in equal monthly or semi-monthly installments in accordance with the Company’s standard payroll practices, beginning on the first regularly scheduled payroll date in the next calendar month after the

Separation Date (the “Healthcare Continuation Pay”). The Cash Severance Pay and Healthcare Continuation Pay are collectively referred to herein as the “Separation Pay”.
2.The Parties agree that the Separation Pay are in full, final and complete settlement of all claims Employee has or may have against the Company, its past and present parents, subsidiaries, affiliates, officers, directors, members, owners, employees, attorneys, agents, successors and assigns (collectively, “Releasees”).
3.Nothing in this Agreement shall be construed as an admission of liability by the Releasees, and the Company specifically disclaims any liability to or wrongful treatment of Employee on the part of the Releasees.
4.Employee represents that he has not filed any complaints or charges against the Company with the Equal Employment Opportunity Commission, or with any other federal, state or local agency or court, and covenants that he will not seek to recover damages or other monies on any claim released in this Agreement.
5.Employee agrees that he will not solicit or encourage any of the Company’s employees to litigate claims or file administrative charges against the Releasees. Nothing in this Agreement is intended to restrict Employee from providing testimony or documents pursuant to a lawful subpoena or other compulsory legal process, from providing truthful information upon lawful request in connection with a governmental investigation or legal proceeding that has been independently initiated by another individual or governmental body, in which case Employee agrees to notify the Company immediately so that it has the opportunity to contest same.
6.Employee covenants not to sue, and fully and forever releases and discharges Releasees from any and all legally waivable claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind, whether now known or unknown, asserted or unasserted (“Claims”), including but not limited to Claims arising out of or in any way connected with Employee’s employment with the Company or the termination of that employment. This release includes but is not limited to Claims arising under federal, state or local laws prohibiting employment discrimination or relating to leave from employment, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. section 1981, the Age Discrimination in Employment Act, as amended, the Equal Pay Act, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Texas Commission on Human Rights Act, the Texas Labor Code (including the Texas Payday Act), the Texas Anti-Retaliation Act, the Texas Whistleblower Act, Claims for wrongful termination, Claims for attorneys’ fees or costs, and any and all Claims in contract, tort, or premised on any other legal theory. Employee acknowledges that, other than compensation earned in the current payroll period through the Separation Date but not yet paid (if any), Employee has been paid in full all compensation owed to Employee by the Company as a result of Employee’s employment, as of the date of execution of this Agreement.

7.Notwithstanding the foregoing, nothing in this Agreement shall constitute a waiver or release by Employee of any rights or Claims arising after the date Employee executes this Agreement. In addition, this release does not cover any Claims that cannot be waived at law, and Employee is not releasing herein any rights to file a charge with the Equal Employment Opportunity Commission or any other governmental administrative agency. However, Employee has waived and released any claim Employee may have for damages or reinstatement based on any alleged discrimination and may not recover damages in any proceeding conducted by the EEOC or similar state agency.
8.Employee, on behalf of himself, and his heirs, representatives, and assigns, agrees and covenants not to commence, maintain or prosecute any action or proceeding of any kind against Releasees based on any of the Claims waived and released in Section 6. Notwithstanding the foregoing, this covenant not to sue does not preclude Employee from enforcing or challenging this Agreement or filing an action in civil court or a charge before a governmental administrative agency under any statute that prohibits such a covenant not to sue.
9.Employee represents that he is unaware of any claim that he may have or could assert against Releasees that has not been released by this Agreement, and that he has not assigned, transferred or conveyed any claim(s) released by this Agreement.
10. Confidentiality
(a)Employee acknowledges that all confidential information regarding the Company’s business compiled, created or obtained by, or furnished to, Employee during the course of or in connection with his employment with the Company is the Company’s exclusive property. Upon or before Effective Date of this Agreement, Employee will return to the Company all originals and copies of any material containing confidential information or other work product or property of the Company and will delete from his personal computer or other electronic storage devices such information. Employee further agrees that he will not, directly or indirectly, use or disclose either such confidential information or the confidential information of third parties to which Employee had access by virtue of his employment with the Company. Employee represents that he has not given or disclosed such information to any third party except as required in the performance of his duties for the Company. Employee will also return to the Company upon or before the Effective Date of this Agreement any items in his possession, custody or control that are the property of the Company, including, but not limited to, his laptop, files, credit cards, identification card, flash drives, passwords and office keys, as applicable. Employee represents that he has not deleted, destroyed, or removed from the Company’s premises or electronic technology systems any Company property (including the work product of Employee) or confidential information since being provided this Agreement for consideration, and that Employee will not do so unless expressly directed to do so by the Company.
(b)Employee acknowledges and reaffirms in its entirety the terms of the Employment Agreement and any other prior agreement with the Company (collectively, the “Prior Agreements”). Nothing in this Agreement is intended to or shall be construed to modify, impair or terminate any obligation of Employee pursuant to the Prior Agreements that continues after the termination of Employee’s employment.
(c)Employee acknowledges and the Company agrees that Employee may disclose confidential information in confidence to federal, state, or local government officials, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. Employee may also disclose confidential information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of confidential information that are expressly allowed by 18 U.S.C. § 1833(b).
11.Employee agrees that he will treat the existence and terms of this Agreement as confidential and will not discuss the Agreement with anyone other than: (i) his counsel or tax advisor as necessary to secure their professional advice, (ii) his spouse, or (iii) as may be required by law, and he will, in so doing, advise those individuals of the need to treat the existence and terms of this Agreement as confidential.
12. Employee agrees to refrain from making any disparaging or unfavorable comments, in writing or orally, about the Releasees, or their operations, policies, or procedures. Nothing in this Agreement is intended to restrict Employee from testifying truthfully in any action or proceeding in which he has been subpoenaed to appear or ordered to produce documents or from responding truthfully to other compulsory legal process or from providing truthful information as otherwise required by law; provided, however, that he shall notify the Company immediately of his receipt of any subpoena or order to produce documents relating to the Company or any of its current or former partners or employees, so that they may have the opportunity to contest same. This Section 12 does not in any way restrict or impede Employee from exercising protected rights, including rights under the National Labor Relations Act or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. Employee shall promptly provide written notice of any such order to David Arthur at 2450 Holcombe Blvd, Suite J-608, Houston, TX 77021.
13.Employee agrees to cooperate fully with the Company in connection with any internal or external investigation or the defense of any formal or informal claim or demand asserted against the Company, its employees, or officers or directors, and as to which Employee has, or may have, knowledge, by voluntarily providing truthful and full information. Such cooperation will occur during normal business hours, and the Company will reimburse Employee for reasonable, pre-approved documented expenses incurred in connection with this cooperation.

14.Employee agrees that his compliance with, and agreement to, Sections 4 through 13 of this Agreement is material to this Agreement and that, in the event of any material breach of his obligations under any of those Sections, or his failure to perform pursuant to those Sections, the Company shall be entitled to withhold or recover all but $200.00 of the Separation Pay paid or payable to Employee, which Employee agrees shall constitute sufficient and adequate consideration for his promises in the Agreement, including without limitation his undertakings pursuant to Section 7 of this Agreement, and the Option Extension Benefit shall be revoked.
15.This Agreement shall be binding on the Company and Employee and upon their respective heirs, representatives, successors and assigns, and shall run to the benefit of the Releasees.
16.This Agreement sets forth the entire agreement between Employee and the Company, and fully supersedes any and all prior agreements or understandings between them regarding its subject matter, except that Employee continues to be bound by his contractual obligations in the Prior Agreements. This Agreement may only be modified by written agreement signed by both Parties for that express purpose.
17.The Company and Employee agree that in the event any provision of this Agreement is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, or in the event that any provision cannot be modified so as to be valid and enforceable, then that provision shall be deemed severed from the Agreement and the remainder of the Agreement shall remain in full force and effect.
18.This Agreement in all respects shall be interpreted and entered under the laws of Texas. The language of all parts of this Agreement in all cases shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.
19.This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.
20.Employee acknowledges that he has been given at least twenty-one (21) days to consider this Agreement and that he has seven (7) days from the date he executes this Agreement in which to revoke it and that this Agreement will not be effective or enforceable until after the seven (7)-day revocation period ends without revocation by Employee. Revocation can be made by delivery of a written notice of revocation to David Arthur of the Company at 2450 Holcombe Blvd, Suite J-608, Houston, TX 77021 by midnight at Company headquarters on or before the seventh (7th) calendar day after Employee signs the Agreement.
21.Employee acknowledges that he has been advised to consult with an attorney of his choice with regard to this Agreement. Employee hereby acknowledges that he understands the significance of this Agreement and represents that the terms of this Agreement are fully understood and voluntarily accepted by him. Employee represents and acknowledges that no representation, statement, promise, inducement, threat or suggestion has been made by the Company to influence him to sign this Agreement except such statements as are expressly set forth herein, and that he has executed this Agreement voluntarily.
[Signature Page Follows]

PLEASE READ CAREFULLY.
THIS CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated:	3/18/2020	/s/ Scott Jordan
Scott Jordan

SALARIUS PHARMACEUTICALS, INC.
Dated:	3/18/2020	By:	/s/ David Arthur
Name: David Arthur
Title: Chief Executive Officer